Exhibit 10.1

CHECKPOINT THERAPEUTICS, INC.

October 2, 2023

Holder of Warrants Issued in December 2022 and February 2023

Re:	Inducement Offer to Exercise Warrants Issued in December 2022 and February 2023

Dear Holder:

CHECKPOINT THERAPEUTICS, INC. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) the opportunity to receive (i) new warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a reduction in the Exercise Price (as defined in the respective Existing Warrants) of the warrants to purchase shares of Common Stock held by you in consideration for exercising for cash all of the Company’s (i) Series A warrants to purchase an aggregate of 3,162,677 shares of Common Stock, issued to you on December 16, 2022 (at an original exercise price of $4.075 per share) and February 22, 2023 (at an original exercise price of $5.00 per share) and (2) Series B warrants to purchase an aggregate of 3,162,677 shares of Common Stock, issued to you on December 16, 2022 (at an original exercise price of $4.075 per share) and February 22, 2023 (at an original exercise price of $5.00 per share) (collectively, the “Existing Warrants”), as more particularly set forth on the signature page hereto. The issuance and/or resale of the shares of Common Stock underlying the Existing Warrants (the “Warrant Shares”) has been registered pursuant to the registration statements on Form S-3 (File No. 333-251005) and Form S-3 (File No. 333-270474), respectively (collectively, the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance and resale of the Warrant Shares, as applicable. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined herein).

The Company desires to reduce the Exercise Price (as defined in the respective Existing Warrants) of the Existing Warrants to $1.76 per share (the “Reduced Exercise Price”). In consideration for exercising in full all of the Existing Warrants held by Holder as set forth on the Holder’s signature page hereto (the “Warrant Exercise”) on or before the Execution Time (as defined below), the Company hereby offers to issue you or your designees:

(a) new Series A unregistered Common Stock purchase warrants (the “Series A New Warrants”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to 6,325,354 shares of Common Stock (the “New Series A Warrant Shares”), which Series A New Warrants shall  have an exercise price per share equal to $1.51, subject to adjustment as provided in the Series A New Warrants, will be exercisable at any time on or after the issuance date and have a term of exercise of five (5) years from the issuance date, provided that, if such termination date is not a Trading Day, the date that is the immediately following Trading Day, which Series A New Warrants shall be substantially in the form as set forth in Exhibit A-1 hereto; and

(a) new Series B unregistered Common Stock purchase warrants (the “Series B New Warrants,” and collectively with the Series A New Warrants, the “New Warrants”)) pursuant to Section 4(a)(2) of the Securities Act to purchase up to 6,325,354 shares of Common Stock (the “New Series B Warrant Shares,” and collectively with the New Series A Warrant Shares, the “New Warrant Shares”), which Series B New Warrants shall  have an exercise price per share equal to $1.51, subject to adjustment as provided in the Series B New Warrants, will be exercisable at any time on or after the issuance date and have a term of exercise of twenty-four (24) months from the issuance date, provided that, if such termination date is not a Trading Day, the date that is the immediately following Trading Day, which Series B New Warrants shall be substantially in the form as set forth in Exhibit A-2 hereto.

(b) the New Warrant certificate(s) will be delivered at Closing (as defined below), and such New Warrants, together with any underlying shares of Common Stock issued upon exercise of the New Warrants, will, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter agreement below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrant Exercise Price”) on or before 12:00 p.m., Eastern Time, on October 2, 2023 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend, along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Transfer Agent (within one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares, which request shall include the form of representation letter requested by this sentence), including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 01:00 p.m., Eastern Time, on the date hereof, the Company shall either (i) issue a press release disclosing the material terms of the transactions contemplated hereby, or (ii) file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto; provided, however, that if the Company elects to disclose the material terms of this letter agreement in accordance with clause (i), it shall also file a Current Report on Form 8-K within the time required by the Exchange Act. From and after the filing of such press release or Current Report on Form 8-K, as specified in clauses (i) or (ii) above, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following the date hereof, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by H.C. Wainwright & Co., LLC (the “Placement Agent”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date (as defined below), the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date”.

Sincerely yours,

CHECKPOINT THERAPEUTICS, INC.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Number of Existing Warrants: __________________

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement: _________________

Existing Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

Series A New Warrants: _______________ (200% warrant coverage)

Series B New Warrants: _______________ (200% warrant coverage)

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder signature page to CKPT Inducement Offer]